SUB-ITEM 77Q3

AIM Income Fund

Due to the restrictions in the format of Form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for Items 72DD, 73A, 74U and 74V.

For period ending:  1/31/2010
File number : 811-05686
Series No.:   5

72DD. 1 Total income dividends for which record date passed during the period.
        (000's Omitted)
        Class A                     $ 5,269
      2 Dividends for a second class of open-end company shares (000's Omitted)
        Class B                     $   558
        Class C                     $   409
        Class R                     $    92
        Class Y                     $    31
        Investor Class              $ 1,504
        Institutional Class         $   486


73A.    Payments per share outstanding during the entire current period:
        (form nnn.nnnn)
      1 Dividends from net investment income
        Class A                      0.1216
      2 Dividends for a second class of open-end company shares (form nnn.nnnn)
        Class B                      0.1041
        Class C                      0.1036
        Class R                      0.1155
        Class Y                      0.1276
        Investor Class               0.1217
        Institutional Class          0.1345


74U.  1 Number of shares outstanding (000's Omitted)
        Class A                      42,631
      2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
        Class B                       4,847
        Class C                       3,895
        Class R                         819
        Class Y                         241
        Investor Class               11,914
        Institutional Class           2,414


74V.  1 Net asset value per share (to nearest cent)
        Class A                      $ 4.89
      2 Net asset value per share of a second class of open-end company shares
        (to nearest cent)
        Class B                      $ 4.89
        Class C                      $ 4.87
        Class R                      $ 4.88
        Class Y                      $ 4.89
        Investor Class               $ 4.89
        Institutional Class          $ 4.89